Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-248884) pertaining to the 2019 Share Incentive Plan of Quhuo Limited of our report dated September 9, 2022, with respect to the consolidated financial statements of Quhuo Limited included in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

September 9, 2022